Exhibit 99.1

Kaleyra Announces Second Quarter Financial Results

Total second quarter revenue of $54.0 million, up 73% from the same period a year ago

Largest year-over-year gross profit increase as a public company, up 140% versus Q2 2020

Delivered 8.5 billion billable messages and connected 1.4 billion voice calls

Closed Landmark Acquisition of Messaging Solution Provider mGage along with strategic capital raise

Acquired Bandyer to Expand Communication Solutions to include Programmable Video APIs

New York and Vienna, VA – August 9, 2021 - Kaleyra, Inc. (NYSE: KLR) (KLR WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced financial results for the second quarter ended June 30, 2021.

“Kaleyra reported another strong quarter, with Q2 exceeding our revenue expectations along with significant improvement in our gross margins. The team has continued to execute very well through the closing of the mGage transaction as well as another challenging period as the delta variant of COVID makes a resurgence,” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “The second quarter was transformational for Kaleyra as we completed the landmark acquisition of mGage as well as, immediately following the closing of the second quarter, acquiring Bandyer. Through these acquisitions we have accelerated our growth, expanded our geographic reach and broadened our product portfolio. We have already merged the mGage team into the Kaleyra family and are pleased by the seamless integration. The strength of our business and the team executing it give us confidence in our ability to maintain momentum for the remainder of 2021 and support our vision as a global CPaaS platform.”

Second Quarter 2021 Financial Highlights

•

Revenue: Total revenue for the second quarter of 2021 was $54.0 million, a 73% increase when compared to $31.2 million in the second quarter of 2020. During the one month that it was part of Kaleyra, mGage contributed $10.2 million in the second quarter revenue.

•

Gross Profit: Gross profit for the second quarter of 2021 was $10.5 million, a 140% increase when compared to $4.4 million for the second quarter of 2020, and our largest year-over-year gross profit increase as a public company. Gross margin for the second quarter of 2021 was 19% versus 14% in the second quarter of 2020.

•

Adjusted Gross Profit: Adjusted gross profit for the second quarter of 2021 was $11.1 million, a 147% increase when compared to $4.5 million for the second quarter of 2020. Adjusted gross margin for the second quarter of 2021 was 21% versus 14% in the second quarter of 2020. The main drivers of the gross margin increase were the organic expansion of gross profitability for Kaleyra legacy businesses, representing 81% of the year-over-year increase, and the revised product mix due to the acquisition of mGage.

•

Net Loss: Net loss for the second quarter of 2021 was $(4.5) million, or $(0.13) per share, based on 34.3 million weighted-average shares outstanding, predominantly due to one-time expenses pertaining to the mGage acquisition and non-cash stock-based compensation expenses. During the second quarter of 2020, net loss was $(8.1) million, or $(0.39) per share, based on 20.6 million weighted-average shares outstanding.

•

Adjusted Net Income (Loss): Adjusted net income for the second quarter of 2021 was $0.5 million, or $0.01 per share basic and diluted, based on 34.3 million weighted-average shares outstanding basic and 44.9 million diluted, compared to adjusted net loss of $(1.4) million, or $(0.07) per share, based on 20.6 million weighted-average shares outstanding in the second quarter of 2020.

•

Adjusted EBITDA: Adjusted EBITDA was $2.2 million for the second quarter of 2021, compared to a loss $(0.3) million for the second quarter of 2020. Kaleyra continues to strongly invest in human capital, and in particular, in research and development talent, enhancing the head count growth year over year to strengthen the omni-channel platform, and continuous investment in the global sales operations.

Recent Business Highlights

•	Kaleyra delivered 8.5 billion billable messages, a 62% increase from the year ago period, and connected 1.4 billion voice calls, up 195% from the year ago period.

•	Kaleyra’s subsidiary, Campaign Registry Inc., has signed all Tier 1 carriers in the US and multiple other carriers representing estimated +98% of the US carrier market.

•	Kaleyra was recognized as one of the top chatbot solution providers by CIO Applications.

•	In June, Kaleyra closed its landmark acquisition of mobile messaging solution provider mGage to create a top-5 global CPaaS platform with strong positions in the Americas, Europe and Asia-Pacific.

•

In conjunction with the mGage transaction, Kaleyra completed strategic capital issuances of new securities that have been valued at $305 million, consisting of $200 million of aggregate gross principal amount of senior unsecured convertible notes due in 2026 and $105 million of gross proceeds from the issuance of Kaleyra common stock in a Private Investment in Public Equity (PIPE) transaction.

•	In July, Kaleyra acquired Bandyer adding programmable video APIs and SDK’s to Kaleyra’s communication solutions suite.

Financial Outlook

Kaleyra’s outlook takes into consideration that the Company’s largest markets, Italy and India, will require a continued monitoring of the outcome of the COVID-19 pandemic. It also reflects the pure organic growth of Kaleyra and takes into consideration the mGage and Bandyer acquisitions.

As of August 9, 2021, Kaleyra is providing guidance for its third quarter and full year 2021 as follows:

•	Third Quarter 2021 Guidance: Total revenue is expected to be in the range of $79.5 - $80.5 million, absent an accelerated wave of COVID-19 cases and shutdowns.

•

Full Year 2021 Guidance: Total revenue is expected to be in the range of $258 – $262 million, confirming the previously communicated guidance, including the revenue from mGage since its acquisition closed on June 1, 2021.

Quarterly Conference Call

Management will conduct an investor conference call today at 8:00 a.m. EST (5:00 a.m. PST) to discuss these results. Questions will be taken after management’s presentation. A live webcast of the call and the replay will be available in the Investors section of the Kaleyra website at https://investors.kaleyra.com/news-events/ir-calendar.

To Participate via Telephone:

US: 877-407-0792

International: 201-689-8263

Conference ID: 13721720

Replay of the call:

US: 844-512-2921

International: 412-317-6671

Start Date: Monday August 9, 2021, 11:00 a.m. ET

End Date: Monday August 22, 2021, 11:59 p.m. ET

About Kaleyra Inc.

Kaleyra, Inc. (NYSE American: KLR) (KLR WS), is a global group providing mobile communication services for financial institutions and enterprises of all sizes worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, comprising of messages, push notifications, e-mail, instant messaging, voice services and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs and over 190 countries. For more information: https://www.kaleyra.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of Kaleyra’s management team, the anticipated benefits of the acquisitions of mGage and Bandyer by the Company, including the Company’s projected future results and market opportunities following the acquisitions of mGage and Bandyer, and the impact of the COVID-19 pandemic on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including but not limited to: (i) risks that the mGage and Bandyer transactions disrupt current plans and operations of mGage and Bandyer, respectively and potential difficulties in mGage or Bandyer employee retention as a result of the transactiona, (ii) the price of Kaleyra’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Kaleyra, including mGage and Bandyer, operates, variations in operating performance across competitors, changes in laws and regulations affecting the Kaleyra’s, including mGage’s and Bandyer’s, business and changes in the combined capital structure, (iii) the ability to integrate mGage and Bandyer into Kaleyra and implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, (iv) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (v) the size and growth of the market in which mGage operates, (vi) the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, (vii) market acceptance of new service offerings, (viii) the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, (ix) that Kaleyra will have sufficient capital to operate as anticipated, and (x) the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measure and Related Information

To provide investors and others with additional information regarding Kaleyra’s results, the following non-GAAP financial measures, not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), are disclosed:

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Non-GAAP Adjusted Gross Profit and Non-GAAP Adjusted Gross Margin. For the periods presented, Kaleyra defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below;

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Non-GAAP Adjusted EBITDA is defined as of any date of calculation, as the consolidated pro forma earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) the Adjusted EBITDA for pre-acquisition period of subsidiaries, (v) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (vi) any provision for the write down of assets;

•

Non-GAAP Adjusted Net Income (Loss) Per Share, Basic and Diluted. For the periods presented, Kaleyra defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net loss and GAAP net loss per share, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.

Management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Kaleyra’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Kaleyra uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Investor Contacts

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

ir@kaleyra.com

646-277-1290

KALEYRA, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$118,625	$32,970
Short-term investments	6,099	4,843
Trade receivables, net	77,252	43,651
Prepaid expenses	3,850	1,447
Deferred costs	371	—
Other current assets	3,668	2,134

Total current assets	209,865	85,045
Property and equipment, net	15,939	6,726
Intangible assets, net	133,525	7,574
Goodwill	96,788	16,657
Deferred tax assets	—	703
Other long-term assets	313	1,797

Total Assets	$456,430	$118,502

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$66,765	$51,768
Debt for forward share purchase agreements	—	483
Notes payable due to related parties	—	7,500
Lines of credit	5,338	5,273
Current portion of bank and other borrowings	9,448	10,798
Deferred revenue	10,775	3,666
Payroll and payroll related accrued liabilities	4,124	3,292
Other current liabilities	6,647	5,988

Total current liabilities	103,097	88,768
Long-term portion of bank and other borrowings	28,611	31,974
Long-term portion of notes payable	189,238	2,700
Long-term portion of employee benefit obligation	1,952	1,886
Deferred tax liabilities	1,792	—
Other long-term liabilities	1,667	603

Total Liabilities	326,357	125,931

Stockholders’ equity (deficit):
Common stock	4	3
Additional paid-in capital	245,452	93,628
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(2,304)	(2,826)
Accumulated deficit	(82,648)	(67,803)

Total stockholders’ equity (deficit)	130,073	(7,429)

Total liabilities and stockholders’ equity (deficit)	$456,430	$118,502

KALEYRA, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$53,992	$31,199	$93,706	$64,832
Cost of revenue	43,529	26,846	76,919	55,748

Gross profit	10,463	4,353	16,787	9,084

Operating expenses:
Research and development	4,282	2,346	7,150	5,156
Sales and marketing	4,660	2,989	7,519	6,732
General and administrative	12,364	6,537	22,966	14,296

Total operating expenses	21,306	11,872	37,635	26,184

Loss from operations	(10,843)	(7,519)	(20,848)	(17,100)
Other income, net	47	11	92	53
Financial expense, net	(908)	(518)	(1,627)	(559)
Foreign currency income (loss)	(191)	(415)	164	(247)

Loss before income tax benefit	(11,895)	(8,441)	(22,219)	(17,853)
Income tax benefit	(7,408)	(313)	(7,374)	(902)

Net loss	$(4,487)	$(8,128)	$(14,845)	$(16,951)

Net loss per common share, basic and diluted	$(0.13)	$(0.39)	$(0.46)	$(0.84)

Weighted-average shares used in computing net loss per common share, basic and diluted	34,292,874	20,606,816	32,328,909	20,293,203

KALEYRA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(14,845)	$(16,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,460	1,269
Stock-based compensation, preference shares and others	9,270	11,133
Non-cash settlement of preference share liability	—	(2,486)
Provision for doubtful accounts	808	44
Realized gains on marketable securities	21	—
Employee benefit obligation	122	253
Change in fair value of warrant liability	830	—
Reversal of accrued interest on forward share purchase agreement	(659)	—
Non-cash interest expense	325	117
Deferred taxes	(6,804)	(636)
Change in operating assets and liabilities:
Trade receivables	(7,259)	793
Other current assets	(2,359)	1,938
Deferred costs	46	—
Other long-term assets	1,483	(448)
Accounts payable	(1,882)	(5,375)
Other current liabilities	(2,508)	5,059
Deferred revenue	6,920	171
Long-term liabilities	(82)	698

Net cash used in operating activities	(13,113)	(4,421)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,882)	(4,920)
Sale of short-term investments	546	5,041
Purchase of property and equipment	(177)	(494)
Sale of property and equipment	—	16
Capitalized software development costs	(1,633)	(1,371)
Purchase of intangible assets	(3)	(6)
Acquisition of mGage, net of cash acquired	(195,709)	—

Net cash used in investing activities	(198,858)	(1,734)

Cash Flows from Financing Activities:
Proceeds from (repayments on) line of credit, net	203	1,353
Borrowings on term loans	—	8,800
Repayments on term loans	(3,451)	(5,741)
Proceeds from issuance of convertible notes, net of issuance costs	188,637	—
Repayments on notes	(7,500)	(5,478)
Repurchase of common stock in connection with forward share purchase agreements	—	(24,218)
Receipts (payments) related to forward share purchase agreements	17,045	(620)
Proceeds from issuance of common stock in Private Investment in Public Equity offering, net of issuance costs	99,051	32,680
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	1,244	—
Proceeds from the exercise of common stock warrants	2,872	—
Repayments on capital lease	(66)	—

Net cash provided by financing activities	298,035	6,776

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(409)	(370)

Net increase in cash, cash equivalents and restricted cash	85,655	251
Cash, cash equivalents and restricted cash, beginning of period	32,970	36,997

Cash, cash equivalents and restricted cash, end of period	$118,625	$37,248

KALEYRA, Inc.

Adjusted Gross Profit and Adjusted Gross Margin Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2021 and 2020

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted Gross Profit and Adjusted Gross Margin

Consolidated Gross Profit	$10.5	$4.4	$16.8	$9.1
Consolidated Gross Profit Margin %	19.4%	14.0%	17.9%	14.0%

Amortization of acquired intangibles	0.7	0.2	0.8	0.3

Non-GAAP Gross Profit	$11.1	$4.5	$17.6	$9.4
Non-GAAP Gross Profit Margin %	20.6%	14.5%	18.8%	14.5%

KALEYRA, Inc.

Adjusted EBITDA Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2021 and 2020

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted EBITDA

Net Loss	$(4.5)	$(8.1)	$(14.8)	$(17.0)

Other income, net	(0.0)	(0.0)	(0.1)	(0.1)
Financial expense, net	0.9	0.5	1.6	0.6
Foreign currency income (loss)	0.2	0.4	(0.2)	0.2
Income tax benefit	(7.4)	(0.3)	(7.4)	(0.9)

Loss from operations	$(10.8)	$(7.5)	$(20.8)	$(17.1)

Depreciation and amortization	2.6	0.6	3.5	1.3
Stock-based compensation, preference shares and others	6.0	4.8	11.4	11.1
Transaction and one-off costs	4.5	1.8	7.0	4.2

Non-GAAP Adjusted EBITDA	$2.2	$(0.3)	$1.0	$(0.5)

KALEYRA, Inc.

Adjusted Net Income (Loss) per share Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2021 and 2020

(Unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted Net Income (Loss) per share

Net Loss	$(4.5)	$(8.1)	$(14.8)	$(17.0)

Stock-based compensation, preference shares and others	6.0	4.8	11.4	11.1
Transaction and one-off costs	4.5	1.8	7.0	4.2
Amortization of acquired intangibles	1.8	0.4	2.2	0.8
Amortization of issuance costs for convertible debt	0.2	0.0	0.2	0.0
Estimated tax effects of adjustments (1)	(0.6)	(0.3)	(0.6)	(0.8)
Tax benefits related to reversal of valuation allowance on discrete tax items	(6.8)	0.0	(6.8)	0.0

Non-GAAP Net Income (Loss)	$0.5	$(1.4)	$(1.5)	$(1.7)

Net Loss per share
Basic	$(0.13)	$(0.39)	$(0.46)	$(0.84)
Diluted	$(0.13)	$(0.39)	$(0.46)	$(0.84)

Non-GAAP Adjusted Net Income (Loss) per share
Basic	$0.01	$(0.07)	$(0.05)	$(0.08)
Diluted	$0.01	$(0.07)	$(0.05)	$(0.08)

Weighted Average number of Shares Outstanding (basic)	34,292,874	20,606,816	32,328,909	20,293,203
Weighted Average number of Shares Outstanding (diluted)	44,946,532	20,606,816	32,328,909	20,293,203

(1)	The Non-GAAP estimated tax effects of adjustments is determined using the Effective Tax Rate (ETR) calculated for the three months period, excluding discrete tax items.